EXHIBIT 99.2

POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints J. Joe Ricketts and J. Peter Ricketts and each of them individually, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, to sign any and all initial filings, on behalf of the Ricketts Grandchildren Trust on Schedule 13G under the Securities Exchange Act of 1934, and any amendments thereto, relating to the securities of Ameritrade Holding Corporation and to file the same with the Securities and Exchange Commission and hereby grant to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as it might or could do, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof in connection with such filings. This power of attorney shall expire on December 31, 2010.

Dated as of February 12, 2004

FIRST NATIONAL BANK OF OMAHA, TRUSTEE
FOR THE RICKETTS GRANDCHILDREN TRUST

By: /s/ Marie T. Koley

Marie T. Koley